Exhibit 99.1

The Trade Desk Reports Third Quarter 2022 Financial Results

LOS ANGELES--(BUSINESS WIRE)--November 9, 2022--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2022.

“Q3 was another strong quarter for The Trade Desk with 31% growth that significantly outpaced the market. This performance underlines the value of decisioned media buying on The Trade Desk as the world’s largest advertisers seek to maximize return on every campaign dollar,” said Jeff Green, founder and CEO of The Trade Desk. “Nowhere is this more apparent than in the rapidly growing market for Connected TV advertising, as more of the world’s leading CTV platforms partner with us to bring advertising demand to their inventory. Additionally, more of the world’s top retailers are working with us to help our clients unleash retail data to tie campaign activity to actual retail sales. In both CTV and retail data, we are helping our clients pioneer new approaches to identity that preserve the value of relevant advertising while improving consumer privacy.”

Third Quarter 2022 Financial Highlights:

The following table summarizes our consolidated financial results for the three and nine months ended September 30, 2022 and 2021 ($ in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Results
Revenue	$395	$301	$1,087	$801
Increase in revenue year over year	31%	39%	36%	55%
Net income (loss)	$16	$59	$(18)	$130
GAAP diluted earnings (loss) per share	$0.03	$0.12	$(0.04)	$0.26

Non-GAAP Results
Adjusted EBITDA	$163	$123	$423	$311
Adjusted EBITDA margin	41%	41%	39%	39%
Non-GAAP net income	$129	$89	$332	$247
Non-GAAP diluted earnings per share	$0.26	$0.18	$0.66	$0.50

Third Quarter and Recent Business Highlights:

  Strong Customer Retention: Customer retention remained over 95% during the third quarter, as it has for the past eight consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
    In September, Procter & Gamble, one of the world's largest advertisers, announced its support and adoption of UID2. P&G noted the urgency for advertisers and publishers to implement a consumer-centric identity solution that will raise the bar on privacy and improve consumers' experiences with advertising.
    MediaMath, a demand side platform that works with over 3,500 advertisers, announced it will support UID2 on its platform, allowing advertisers to perform enhanced targeting and measurement by matching UID2s to first-party data.
    Narrative, a data commerce platform that makes it easy for organizations to build audience segments from their first party data, announced a partnership with The Trade Desk. The partnership enables Narrative's customers to match their first party data with UID2 and make audience segments available for advertisers on The Trade Desk platform.
    FuboTV, which became the first CTV platform to adopt UID2 in February of 2021, reported ad revenues increasing 113% faster than impression growth on its platform for campaigns transacted using UID2 over the past year. Ad spend on FuboTV also increased by 61% year over year and ad prices rose on a CPM basis for campaigns using the open identity framework.

  Industry Recognition (2022):
    Customers’ Choice for Ad Tech on Gartner® Peer Insights™
    BIG Innovation Award for Technology Product (Solimar)
    Sales and Marketing Technology Awards: Product of the Year for User Optimization Experience
    Crain's 100 Best Places to Work in NYC 2022 (9th consecutive year)
    Stevie Awards for Great Employers - Employer of the Year, Computer Software
    Stevie Awards for Customer Service Success - Silver, Technology Industries
    Forbes Global 2000
    Samantha Jacobson, Chief Strategy Officer, named to AdAge 40 under 40

Financial Guidance:

Fourth Quarter 2022 outlook summary:

  Revenue at least $490 million
  Adjusted EBITDA of approximately $229 million

We have not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before interest expense (income), net; provision for income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter 2022 Financial Results Webcast and Conference Call Details

  When: November 9, 2022 at 5:00 A.M. Pacific Time (8:00 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-545-0320. For callers outside the United States, please dial 1-973-528-0002. Participants should reference the conference call ID code “843070” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 46916). Outside the United States, please dial 1-919-882-2331 (replay code: 46916). The audio replay will be available via telephone until November 16, 2022.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/), Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$394,773	$301,091	$1,087,058	$800,869
Operating expenses (1):
Platform operations	70,124	53,400	201,504	154,709
Sales and marketing	85,038	59,278	245,146	176,797
Technology and development	79,915	55,847	235,397	163,301
General and administrative	130,892	52,120	391,517	155,884
Total operating expenses	365,969	220,645	1,073,564	650,691
Income from operations	28,804	80,446	13,494	150,178
Total other expense (income), net	(1,698)	1,470	(1,756)	1,560
Income before income taxes	30,502	78,976	15,250	148,618
Provision for income taxes	14,633	19,592	33,052	18,895
Net income (loss)	$15,869	$59,384	$(17,802)	$129,723
Earnings (loss) per share:
Basic	$0.03	$0.12	$(0.04)	$0.27
Diluted	$0.03	$0.12	$(0.04)	$0.26
Weighted-average shares outstanding:
Basic	487,963	478,101	486,168	475,496
Diluted	500,300	498,912	486,168	497,942
___________________________
(1)	Includes stock-based compensation expense as follows:
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Platform operations	$3,517	$2,518	$14,254	$11,624
Sales and marketing	14,861	9,099	48,718	37,362
Technology and development	22,641	11,269	67,258	41,337
General and administrative (1)	79,984	11,573	240,881	41,687
Total	$121,003	$34,459	$371,111	$132,010
___________________________
(1)	Includes stock-based compensation expense related to a long-term CEO performance grant of $66 million and $197 million for the three and nine months ended September 30, 2022, respectively.

THE TRADE DESK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of September 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$994,656	$754,154
Short-term investments, net	326,745	204,625
Accounts receivable, net	2,026,929	2,020,720
Prepaid expenses and other current assets	67,033	112,150
Total current assets	3,415,363	3,091,649
Property and equipment, net	166,078	135,856
Operating lease assets	230,917	234,091
Deferred income taxes	67,640	68,244
Other assets, non-current	43,956	47,500
Total assets	$3,923,954	$3,577,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,651,447	$1,655,684
Accrued expenses and other current liabilities	82,768	101,472
Operating lease liabilities	51,025	46,149
Total current liabilities	1,785,240	1,803,305
Operating lease liabilities, non-current	215,728	238,449
Other liabilities, non-current	8,698	8,280
Total liabilities	2,009,666	2,050,034

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,319,961	915,177
Retained earnings	594,327	612,129
Total stockholders' equity	1,914,288	1,527,306
Total liabilities and stockholders' equity	$3,923,954	$3,577,340

THE TRADE DESK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(17,802)	$129,723
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,581	29,969
Stock-based compensation	371,111	132,010
Non-cash lease expense	32,554	29,914
Allowance for credit losses on accounts receivable	2,961	520
Deferred income taxes	604	5,044
Other	3,694	6,730
Changes in operating assets and liabilities:
Accounts receivable	24,905	(48,637)
Prepaid expenses and other current and non-current assets	42,913	20,627
Accounts payable	(68,758)	(44,105)
Accrued expenses and other current and non-current liabilities	(18,778)	(14,790)
Operating lease liabilities	(35,731)	(31,886)
Net cash provided by operating activities	375,254	215,119
INVESTING ACTIVITIES:
Purchases of investments	(379,206)	(233,427)
Sales of investments	1,977	4,539
Maturities of investments	252,699	192,077
Purchases of property and equipment	(36,394)	(43,920)
Capitalized software development costs	(4,833)	(3,684)
Business acquisition	—	(13,261)
Net cash used in investing activities	(165,757)	(97,676)
FINANCING ACTIVITIES:
Payment of debt financing costs	—	(1,924)
Proceeds from exercise of stock options	42,712	39,559
Proceeds from employee stock purchase plan	25,547	22,758
Taxes paid related to net settlement of restricted stock awards	(37,254)	(38,273)
Net cash provided by financing activities	31,005	22,120
Increase in cash and cash equivalents	240,502	139,563
Cash and cash equivalents—Beginning of period	754,154	437,353
Cash and cash equivalents—End of period	$994,656	$576,916

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$15,869	$59,384	$(17,802)	$129,723
Add back:
Depreciation and amortization expense	12,957	8,952	37,581	29,969
Stock-based compensation expense	121,003	34,459	371,111	132,010
Interest expense (income), net	(1,741)	317	(1,321)	556
Provision for income taxes	14,633	19,592	33,052	18,895
Adjusted EBITDA	$162,721	$122,704	$422,621	$311,153

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net income (loss)	$15,869	$59,384	$(17,802)	$129,723
Add back (deduct):
Stock-based compensation expense	121,003	34,459	371,111	132,010
Adjustment for income taxes	(8,284)	(4,616)	(21,419)	(14,305)
Non-GAAP net income	$128,588	$89,227	$331,890	$247,428

GAAP diluted earnings (loss) per share	$0.03	$0.12	$(0.04)	$0.26

GAAP weighted-average shares outstanding—diluted	500,300	498,912	486,168	497,942

Non-GAAP diluted earnings per share	$0.26	$0.18	$0.66	$0.50

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted (1)	500,300	498,912	499,754	497,942
_________________________
(1)

Includes an additional 13.6 million of dilutive securities for the nine months ended September 30, 2022, which are not included in GAAP diluted weighted-average shares outstanding due to the Company's net loss position for the nine months ended September 30, 2022.

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com
312-620-0806

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398